Exhibit 10.3.2 1 FIRST AMENDMENT TO SECOND AMENDED AND RESTATED MANAGEMENT AGREEMENT THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED MANAGEMENT AGREEMENT (this "Amendment"), dated as of December 19, 2024 (the "Amendment Date"), is made by and among Pacific Oak Residential Trust, Inc., a Maryland corporation (“PORT”) and DMH Realty, LLC a Florida limited liability company (“Property Manager”). RECITALS A. WHEREAS, PORT previously engaged the Property Manager to undertake and render certain services pursuant to that certain Second Amended and Restated Management Agreement entered into as of April 2, 2024 (the "Existing Agreement"); B. WHEREAS, as of the Amendment Date, Residential Homes For Rent LLC (d/b/a Second Avenue), a Delaware limited liability company ("SAG"), acquired one hundred percent (100%) of the outstanding capital stock of Pacific Oak Residential, Inc., a Florida corporation ("Parent") (the "Transaction"); C. WHEREAS, Property Manager is wholly owned by Parent; and D. WHEREAS, the parties hereto desire to amend the Existing Agreement as provided herein. E. NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows: AGREEMENT 1. Interpretation. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Existing Agreement. 2. Amendments. (a) Section 2.01 of the Existing Agreement is hereby deleted in its entirety and replaced with the following: "Section 2.01 Term of Agreement. The term of this Agreement shall continue until December 19, 2026 (the “Term”). Upon expiration of the Term, this Agreement will automatically renew for additional one-year periods until terminated as provided in Article VIII." (b) Section 11.01 of the Existing Agreement is hereby amending by deleting Property Manager’s notice block in its entirety and replacing it with the following: DMH Realty LLC 13901 Sutton Park Dr S., Suite B 160 Jacksonville, FL 32224 Attention: Michael S. Gough Email: MGough@Pac-Oak.com with a copy (which shall not constitute notice or service of process) to: Residential Homes for Rent LLC 401 East Jackson Street #3000 Tampa, Florida 33602 Attention: Michael Rothman E-mail: mike@secondavenue.com (c) The second sentence of Section 11.08 of the Existing Agreement is hereby deleted in its entirety and replaced with the following: "The rights of PORT hereunder are transferable to any of its respective Affiliates upon no less than ten (10) days’ prior written notice to Property Manager; provided, for the avoidance of doubt, no such assignment by PORT shall relieve PORT from any of its obligations or responsibilities hereunder." 3. Consent. Without limiting or altering any of the terms of the Existing Agreement, PORT hereby consents to the Transaction (including the indirect change of control of Property Manager) and represents and warrants that it has no rights or remedies against Property Manager and/or any of its affiliates, nor SAG and/or any of its affiliates, as a result of, or arising out of, the Transaction (including as a result of the indirect change of control of Property Manager), pursuant to the terms of the Existing Agreement or otherwise. 4. No Defaults. PORT represents and warrants to Property Manager that, as of the Amendment Date, there exists no default, violation, breach or event of default, nor any event, occurrence, condition or act (including the consummation of the Transaction) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default, violation, breach or event of default thereunder with respect to the Existing Agreement. All of the covenants to be performed by PORT (or any of its affiliates) to the Existing Agreement have been fully performed in all material respects, and there have been no disputes under the Existing Agreement. No facts or circumstances exist as of the Amendment Date that would reasonably be expected to lead to PORT's (or any of its affiliates') inability to fulfill any of its material obligations under the Existing Agreement. 5. Release. The parties hereto each completely release and forever discharge each other and each of their respective former, present and/or future parents, subsidiaries, divisions, controlling persons, associates, related entities and affiliates and each and all of their respective present and former employees, members, partners, principals, officers, directors, controlling shareholders, agents, attorneys, advisors (including financial or investment advisors), accountants, auditors, consultants, underwriters, investment bankers, commercial bankers, general or limited partners or partnerships, limited liability companies, members, joint ventures and insurers and reinsurers of each of them, in their capacities as such; and the predecessors, successors, assigns, estates, immediate family, heirs, executors, trusts, trustees, administrators, agents, legal representatives, and assignees of each of them, in their capacities as such, from any and all demands, obligations, actions, causes of action, rights, damages, costs, losses of services, expenses and any compensation of any nature whatsoever, whether known or unknown, arising out of or related to the Existing Agreement as in effect prior to the Amendment Date; provided, that, notwithstanding the foregoing, the release set forth in this Section 5 shall not constitute a release by Property Manager of any obligation of PORT which has accrued or otherwise arisen to date under any of Article V, Article VI or Article VII of the Existing Agreement. 6. Entire Agreement; Full Force and Effect. Except as amended or modified hereby, each term and provision of the Existing Agreement is hereby ratified and confirmed and will and does remain in full force and effect. 7. Counterparts. This Amendment may be executed by pdf signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures to this Amendment may be provided or executed by manual, or electronic signatures, which shall expressly include images of manually executed signatures transmitted by electronic format (including, without limitation, "pdf", "tif", or "jpg") and other electronic signatures (including, without limitation, DocuSign and AdobeSign), which will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces and will be binding upon such party. Neither this Amendment, nor any part or provision of this Amendment, shall be challenged or denied any legal effect, validity and/or enforceability solely on the grounds that it is in the form of an electronic record. 8. Governing Law/Jurisdiction. This Amendment shall be governed by and construed in accordance with the internal laws of State of Florida, without regard to the conflicts of laws principles thereof. [Remainder of this page is intentionally left blank. Signature page(s) follow.] IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the Amendment Date. PORT: PACIFIC OAK RESIDENTIAL TRUST, INC. By: _/s/ Michael Gough_____________________ Name: Michael Gough Title: Chief Executive Officer and President PROPERTY MANAGER: DMH REALTY, LLC By: __/s/ Michael Gough ____________________ Name: Michael Gough Title: Manager